BILL OF SALE

          CHEVRON U.S.A. INC. (“Seller”), for good and valuable consideration, including the assumption by DAYBREAK OIL AND GAS, INC., AND SAN JOAQUIN INVESTMENTS, INC. (“Buyer”) of certain obligations and liabilities described in that certain Asset Sale and Purchase Agreement effective July 1, 2010, by and between Seller and Buyer (the “ASPA”), hereby sells and transfers, subject to said ASPA, which is incorporated herein by reference for all purposes as if set forth in its entirety, to Buyer, all of Seller’s right, title and interest in and to the personal property ("Property") currently located on the lands described in the attached Exhibit “A” (“Premises”). The current location of the Property shall be the place of delivery by Seller to Buyer.

          Seller warrants that, to the best of its knowledge, it is the owner of the Property and sells and transfers the same to Buyer free and clear of all liens and encumbrances made by and through it.

          It is the intention of Seller and Buyer to convey all personal property, improvements and fixtures owned by Seller and located on and used or formerly used for operations on the Premises including, but not limited to, any wells, including any saltwater disposal wells, injection wells and other wells and wellbores, whether abandoned, plugged or unplugged, together with any equipment, fixtures, facilities, pipelines and gathering lines but excluding all vehicles, portable blow-out prevention equipment, well maintenance equipment, tools, third party personal property, leased equipment, office printers, office furniture and equipment.

          Seller makes no representations or warranties whatsoever as to the physical condition of the Property.

          Seller informs Buyer that (1) the Premises has been used for the production and storage of oil and gas for a number of years, (2) as a result of such production and storage of oil and gas, leakage or seepage of such hydrocarbons may have occurred, (3) some or all of the Property has been, or may have been, used for the production, storage or transportation of petroleum products, (4) due to the nature of the materials which may have been stored or transported on the Premises certain residues of such materials may still be contained in, or be present on, the Property; such residues may be flammable, poisonous, or hazardous, and (5) the Property should not be exposed to excessive heat or to open flame, nor should machining, welding or cutting of the Property be performed until and unless the Property is first thoroughly cleaned and all traces of hazardous substances removed.

          BUYER HAS INVESTIGATED THE PHYSICAL CONDITION OF THE PROPERTY, IS ACQUIRING THE PROPERTY IN AN "AS IS, WHERE IS" CONDITION AND ASSUMES THE RISK THAT ADVERSE PHYSICAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S OR SELLER'S INVESTIGATION OF THE PROPERTY PRIOR TO BUYER ACQUIRING SAID PROPERTY.

          Seller makes no representations or warranties as to operative or proposed governmental laws and regulations (including, but not limited to, zoning, operating permits, air quality emissions and other environmental and land use laws and regulations) to which the Property may be subject. Buyer has entered into the ASPA and takes possession of the Property on the basis of Buyer’s own review and investigation of the applicability and effect of such permits, laws and regulations, and Buyer assumes the risk that adverse matters may not have been revealed by Buyer’s investigation.

          This Bill of Sale is made pursuant to and upon the terms of the ASPA. Except as set out above, SELLER DISCLAIMS ALL EXPRESSED WARRANTIES OR IMPLIED WARRANTIES OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          The forgoing Bill of Sale shall not expand, limit, or modify any of the provisions of the ASPA, and to the extent of any conflict therewith, the terms of the ASPA shall prevail.

          In Witness Whereof Buyer and Seller have executed this Bill of Sale effective as of this 1st day of July, 2010.

SELLERS:

CHEVRON U.S.A. INC.

By	/s/ Lewis F. Bogan
Assistant Secretary

BUYER:

DAYBREAK OIL AND GAS, INC.

By	/s/ James F. Westmoreland
Title	President and Chief Executive Officer

SAN JOAQUIN INVESTMENTS, INC.

By	/s/
Title	President